SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT sREPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

LIGHTCOLLAR, INC.

(Exact name of Company as specified in its charter)

Nevada	333-103621	42-1771342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2248 Meridian Blvd Ste H. Minden, Nevada 89423
(Address of principal executive offices)
(303) 250-0775
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIGHTCOLLAR, INC.

Form 8-K

Current Report

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

Effective December 23, 2014, Lightcollar, Inc., a Nevada corporation, (the “Company”), with the approval from the Financial Industry Regulatory Authority (“FINRA”)  has, authorized a forward split (the “Forward Split”) of its issued and authorized common shares, whereby every One (1) old share of common stock will be exchanged for Five (5) new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock will increase from Five Million Six Hundred Fifty Thousand (5,650,000) common shares prior to the Forward Split to Twenty Eight Million Two Hundred Fifty Thousand (28,250,000) common shares following the Forward Split.  Fractional shares will be rounded upward. The Forward Split shares are payable upon the surrender of certificates to the Company's transfer agent.

The Forward Split becomes effective with the Over-the-Counter Bulletin Board at the opening of trading on December 23, 2014, under the symbol “LCLLd”.  The “d” will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol “LCLL.” Our new CUSIP number is 532230 208.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTCOLLAR, INC. Date: December 23, 2014 By: /s/ Matveev Anton Matveev Anton President, CEO and Chairman of the Board